Comanche Clean Energy Corporation
PO Box 309
Ugland House
Grand Cayman
KY1-1104
Cayman Islands

14 February 2008

Dear Sirs

Comanche Clean Energy Corporation

At your request, we have examined the Registration Statement on Form F-1 initially submitted by Comanche Clean Energy Corporation, a Cayman Islands company (the "Company"), with the Securities and Exchange Commission on 20 June 2007 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of up to 707,057 ordinary shares (the "Shares") of the Company being offered by certain shareholders (the "Selling Shareholders").

As special Cayman Islands counsel to the Company in connection with the public offering of the Shares, we have examined the corporate authorisations of the Company in connection with the issue of the Shares by the Company and the certificate of incorporation and memorandum and articles of association of the Company. We have also reviewed the Registration Statement and the prospectus contained in the Registration Statement (the "Prospectus").

We have assumed the accuracy and completeness of all factual representations and statements made in the Prospectus and the Registration Statement and that there is nothing under the laws of any jurisdiction (other than Cayman Islands law) that would affect any of the opinions expressed herein.

It is our opinion that:

1	the Company is duly incorporated and existing under the laws of the Cayman Islands; and

2
the outstanding Shares held by the Selling Shareholders have been legally and validly issued and are fully paid and non-assessable and the shares underlying the warrants and convertible notes of the Company (together, the "Securities"), when issued in accordance with the terms of the Securities (including being paid in full) and upon entries being made in the register of members of the Company, will be legally and validly issued and will be fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and the prospectus constituting a part thereof.

Yours faithfully

/s/ Maples and Calder
MAPLES and CALDER